UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2018 (June 28, 2018)

IONIX TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54485	45-0713638
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4F, Tea Tree B Building, GuwuSanwei Industrial Park, Xixiang Street, Baoan District,
Shenzhen, Guangdong Province, China 518000
(Address of principal executive office)

+86-138 8954 0873
(Registrant's telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02          Departure of Directors or Certain Officers’ Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Liang Zhang – Appointment as Officer and Director of Dalian Shizhe New Energy Technology Co., Ltd

On June 28, 2018, Ionix Technology, Inc. (the “Company”) ratified and approved the appointment of Mr. Liang Zhang as President and a member of the board of directors of Dalian Shizhe New Energy Technology Co., Ltd (“Dalian”), a limited liability company formed under the laws of the People’s Republic of China (“PRC”) on June 28, 2018. Dalian is a wholly-owned subsidiary of Well Best International Investment Limited, a limited liability company formed under the laws of Hong Kong Special Administrative Region (“Well Best”) and an indirect wholly-owned subsidiary of the Company.

Mr. Liang Zhang, 40, graduated and acquired a Bachelor’s degree from Ludong University (formerly known as Yantai Normal College) in 2000, where he majored in Law. He is an overseas Chinese national who holds a permanent residency in the Republic of Chile. Mr. Zhang first arrived in Chile in 2005, where he was later appointed as the Deputy Secretary-General of the Chinese Chamber of Commerce in 2009. Over the course of nearly ten years, Mr. Zhang engaged in various business and diplomatic ventures in Chile, and traveled extensively throughout South America. Mr. Zhang founded the first wedding etiquette company in the history of Chinese nationals residing in Chile, and also founded the Shandong Flour-food Processing and Distribution Factory in Santiago, Chile’s capital. He engaged in various cultural and non-governmental exchanges between Chile and China, and was interviewed and recognized by several national leaders. In 2014, Mr. Zhang returned to China upon the birth of his child, and currently lives in Dalian. Mr. Zhang previously acted as the general manager of Minghu Ranch which belongs to the Grand World Associated Business Organizations of Dalian Jinguang Group. Mr. Zhang currently serves as the legal liaison and general manager of Dalian Shizhe New Energy Technology Co., Ltd., and is also the Vice Chairman of the Dalian Xigang District Non-Governmental Artist Association.

Item 8.01	Other Events.

Establishment of Dalian Shizhe New Energy Technology Co., Ltd

On June 28, 2018, the Company’s Board of Directors approved and ratified the incorporation of Dalian Shizhe New Energy Technology Co., Ltd, a limited liability company formed under the laws of the PRC on June 28, 2018. Well Best is the sole shareholder of Dalian. As a result, Dalian is an indirect, wholly-owned subsidiary of the Company. Dalian’s offices are located at 2F-206, No.16, Renxian Street, Qixianling, Lingshui Town, Ganjingzi District, Dalian, Liaoning Province, China. Dalian will focus on promotion, services, and technical consulting for new energy, power supply technology development, solar photovoltaic system construction, energy performance contracting, energy-saving technology detection, and energy-saving construction technology consulting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IONIX TECHNOLOGY, INC.

Dated: July 3, 2018	By:	/s/ Yubao Liu
Yubao Liu
Duly Authorized Officer, Chief Executive Officer